Exhibit 10.4

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 31, 2012 (this “Amendment”), amends the Credit Agreement, dated as of December 8, 2011 (the “Credit Agreement”) among Portland General Electric Company (the “Borrower”), the financial institutions from time to time parties thereto as lenders (collectively, together with their respective successors and assigns, the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1    Amendments. Subject to the conditions precedent set forth in Section 3, the Credit Agreement is amended as set forth below:

1.1    Amendment to Section 2.18.    Section 2.18 of the Credit Agreement is amended in its entirety to read as follows:

2.18    Extension of Final Termination Date. The Borrower may, up to two times during the term of this Agreement, request a one-year extension of each Lender's Scheduled Termination Date by submitting a request for an extension to the Agent (an “Extension Request”) no more than ninety (90) days, but not less than sixty (60) days, prior to any anniversary of the Effective Date commencing with the first anniversary thereof (the “Extension Date”). Any Extension Request shall specify the date (which must be at least thirty (30) days after the Extension Request is delivered to the Agent but no later than thirty (30) days prior to the Extension Date) as of which the Lenders must respond to such Extension Request (the “Response Date”). Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof. Each Lender shall, not later than the Response Date for any Extension Request, deliver a written response to the Agent approving or rejecting such Extension Request (and any Lender that fails to deliver such a response by the Response Date shall be deemed to have rejected such Extension Request). If (i) Lenders that collectively have a Pro Rata Share of more than 50% approve an Extension Request (which approval shall be at the sole discretion of each Lender) and (ii) all of the Aggregate Outstanding Credit Exposure shall have been paid in full on the Extension Date, then the then-effective Final Termination Date, and the Scheduled Termination Date for each such approving Lender, shall be extended to the date that is one year after the then-effective Final Termination Date or, if such date is not a Business Day, to the next preceding Business Day (but the then-effective Scheduled Termination Date for each other Lender shall remain unchanged). The Agent shall promptly (and in any event not later than twenty-five (25) days prior to the Extension Date for each of the Lenders) notify the Borrower, in writing, of the Lenders' elections pursuant to this Section 2.18. If Lenders that collectively have a Pro Rata Share of 50% or more reject an Extension Request, then the Final Termination Date, and the Scheduled Termination Date of each Lender, shall remain unchanged. The Borrower may elect to replace any declining Lender under this Section 2.18 pursuant to the terms of Section 2.17. Prior to the effectiveness of any Extension Request under this Section 2.18, the Agent shall have received evidence, in form and substance reasonably satisfactory to the Agent, that the Borrower has obtained the approval of the Public Utility Commission of Oregon in connection with such Extension Request.

1.2    Amendment to Section 6.10(xvi). Section 6.10(xvi) of the Credit Agreement is amended in its entirety to read as follows:

(xvi)    Liens, in addition to those listed in clauses (i) through (xv) above, incurred in the ordinary course of the Borrower's business on collateral with a market value that in the aggregate does not exceed $50,000,000.

SECTION 2    Representations and Warranties; No Conflicts.

2.1    Representations and Warranties of all Parties. Each party hereto represents and warrants that (a) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (b) this Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution or delivery by such Person of this Amendment.

2.2    Representations and Warranties of Borrower. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement (other than Section 5.10 of the Credit Agreement) are true and correct in all material respects as of the date hereof, unless they specifically refer to an earlier date and (b) no event has occurred and is continuing which constitutes a Default or an Unmatured Default.

2.3    No Conflicts. Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by the Borrower will (a) violate, contravene or conflict with any provision of its respective articles or certificate of incorporation, bylaws or other organizational or governing document or (b) violate, contravene or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, material contract or permit applicable to the Borrower.

SECTION 3    Effective Date. This Amendment shall become effective as of the date that the Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Required Lenders.

SECTION 4    Miscellaneous.

4.1    Continuing Effectiveness. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement or other Loan Documents to the “Agreement”, the “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

4.2    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. A counterpart hereof, or a signature page hereto, delivered to the Agent by facsimile or electronic mail (in a .pdf or similar file) shall be effective as delivery of a manually-signed counterpart hereof.

4.3    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent, including reasonable fees and charges of special counsel to the Agent, in connection with the preparation, execution and delivery of this Amendment.

4.4    Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York.

4.5    Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and the respective successors and assigns of the Lenders and the Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PORTLAND GENERAL ELECTRIC COMPANY

By: /s/ Maria M. Pope
Name: Maria M. Pope
Title: SVP, CFO and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Dora A. Brown
Name: Dora A. Brown
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ Daryl K. Hogge
Name: Daryl K. Hogge
Title: Senior Vice President

BARCLAYS BANK PLC, as a Lender

By: /s/ May Huang
Name: May Huang
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ John M. Eyerman
Name: John M. Eyerman
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ John E. Zur III
Name: John E. Zur III
Title: Authorized Officer

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Brandon C. Rolek
Name: Brandon C. Rolek
Title: Senior Vice President

ASSOCIATED BANK, N.A., as a Lender

By: /s/ Yolanda Meza
Name: Yolanda Meza
Title: Vice President

COBANK, ACB, as a Lender

By: /s/ Josh Batchelder
Name: Josh Batchelder
Title: Vice President

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD.
NEW YORK BRANCH, as a Lender

By: /s/ Luke Hwang
Name: Luke Hwang
Title: VP & DGM

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Yann Blindert
Name: Yann Blindert
Title: Director